Issuer Free Writing Prospectus
Dated November 3, 2010
Filed Pursuant to Rule 433
Registration Statement No. 333-167179

 Kaiser Federal Financial Group, Inc.
                        KFFG

                              2nd Step Conversion
                        November 2010

        Kay M. Hoveland, President & Chief Executive Officer
        Dustin Luton, Chief Financial Officer

 FORWARD-LOOKING STATEMENTS

This Presentation may contain certain forward-looking statements regarding our prospective performance and strategies within the meaning of Section 27A of the
Securities Act of 1933, as amended and Section 21E of the Securities Exchange
Act of 1934, as amended. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and are including this statement for purposes of said safe harbor provisions. Kaiser Federal Financial
Group, Inc. (“The Company”) has filed a registration statement
(including a prospectus) with the Securities and Exchange Commission (the
“SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Company has filed with the SEC for more complete information about the Company and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Company, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Keefe, Bruyette
& Woods, Inc. toll free at (877) 860-2086.

This presentation contains “forward-looking statements.” You can identify these forward-looking statements through our use of words such as
“may,” “will,” “anticipate,” “assume,”
“should,” “indicate,” “would,”
“believe,” “contemplate,” “expect,”
“estimate,” “continue,” “plan,”
“project,” “could,” “intend,” “target”
and other similar words and expressions of the future. These forward-looking statements include, but are not limited to:

o     statements of our goals, intentions and expectations;

o     statements regarding our business plans, prospects, growth and operating strategies;

o     statements regarding the asset quality of our loan and investment portfolios; and

o     estimates of our risks and future costs and benefits.

These forward-looking statements are based on current beliefs and expectations of our management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond our control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change.

Throughout this presentation, the peer companies include: PVSA, BFIN, UBNK,
BOFI, PULB, ABBC, FPTB, HOME, FSBI, and HBNK. The data presented in this presentation relating to the peer companies is based on the calendar year, not
KFED’s fiscal year. Data for peers is sourced from SNL Financial LC.

                                                                               2

 FORWARD-LOOKING STATEMENTS (continued)

The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements:

o     general economic conditions, either nationally or in our market areas, that are worse than expected;
o     fluctuations in the demand for loans, the number of unsold homes, land and other properties and fluctuations in real estate values in our market area;
o     the credit risks of lending activities, including changes in the levels and trends in loans delinquencies and write-offs and changes in our allowance for loans losses and provisions for loan losses that may be impacted by deterioration in the housing and commercial real estate markets;
o     competition among depository and other financial institutions;
o     inflation and changes in the interest rate environment that reduce our margins or reduce the fair value of financial instruments;
o     adverse changes in the securities markets;
o     changes in laws or government regulations or policies affecting financial institutions, such as the Dodd-Frank Act, including changes in our primary federal regulator, regulatory fees and capital requirements;
o     results of examinations of us by the Office of Thrift Supervision or other regulatory authorities, including the possibility that any such authority may, among other things, require us to increase our allowance for loan losses, write-down assets, adjust our regulatory capital position or affect our ability to borrow funds or maintain or increase our deposits which could adversely affect our liquidity and earnings;
o     our ability to enter new markets successfully and capitalize on growth opportunities;
o     our ability to successfully integrate any assets, liabilities, customers, systems, and management personnel we may in the future acquire into our operations and our ability to realize related revenue synergies and cost savings within expected time frames and any
o     goodwill charges related thereto;
o     changes in consumer spending, borrowing and savings habits;
o     the availability of resources to address changes in laws, rules, or regulations or to respond
o     to regulatory actions;
o     our ability to pay dividends;
o     changes in accounting policies and practices, as may be adopted by the bank regulatory agencies, the Financial Accounting Standards Board the
      Securities and Exchange Commission and the Public Company Accounting
      Oversight Board;
o     changes in our organization, compensation and benefit plans;
o     changes in the financial condition or future prospects of issuers of securities that we own; and
o     other economic competitive, governmental, regulatory and technological factors affecting our operations, pricing, products and services and other risks described elsewhere in this Presentation.

This list of important factors is not all inclusive. For a discussion of these and other risks that may cause actual results to differ from expectations, please refer to the Company’s Prospectus dated September 28, 2010 on file with the SEC. Readers are cautioned not to place undue reliance on the forward-looking statements contained herein, which speak only as of the date of this Presentation. Except as required by applicable law or regulation, we do not undertake, and specifically disclaim any obligation, to update any forward-looking statements, whether written or oral, that may be made from time to time by or on behalf of the Company or Kaiser Federal Bank.

                                                                               3

 TRANSACTION OVERVIEW

Offering Information:              Kaiser Federal Financial Group (NASDAQ: KFFG)

Transaction Structure:             Second-Step Conversion

Price Per Share:                   $10.00

Individual Purchase Limitation:    5% of common stock sold

Shares Offered:                    6,375,000 (Minimum) to 8,625,000 (Maximum)

Gross Proceeds:                    $63.8 Million (Minimum) to $86.3 Million (Maximum)

Pro Forma Shares Outstanding:      9,560,756 (Minimum) to 12,935,140 (Maximum)

Exchange / Symbol:                 Nasdaq Global Market / KFFG (1)

Book-Running Manager:              Keefe, Bruyette & Woods, Inc.

Co-Manager                         Sterne, Agee & Leach, Inc.

Expected Pricing:                  TBD

K-Fed Bancorp’s common stock is currently traded on the Nasdaq Global
Market under the trading symbol “KFED.” We expect that Kaiser Federal
Financial Group, Inc.’s shares of common stock will also trade on the
Nasdaq Global Market under the trading symbol “KFFG.”

                                                                               4

 PRO FORMA OFFERING RANGE

                                            At or For the Year Ended June 30, 2010
                                  Minimum        Midpoint       Maximum         15% Above
                                 of Range        of Range       of Range     Maximum of Range
Shares Sold in Offering          6,375,000       7,500,000     8,625,000        9,918,750

Exchange Ratio                    0.7194          0.8463         0.9733           1.1193

Sale Price Per Share              $10.00          $10.00         $10.00           $10.00

Gross Proceeds                  $63,750,000     $75,000,000   $86,250,000      $99,187,500

Pro Forma Stockholder’s      $15.08          $13.67         $12.63           $11.75
Tangible Equity Per Share

Price/Book Ratio                   64.5%           71.3%         77.3%            83.2%

Price/Tangible Book Value          66.3%           73.2%         79.2%            85.1%

                                                                               5

 A HISTORY OF GROWTH

2003
K-Fed Bancorp is formed on July 1, 2003 as a K-Fed Bancorp is formed on July 1,
2003 as a wholly-owned subsidiary of K-Fed Mutual wholly-owned subsidiary of
K-Fed Mutual Holding Company Holding Company

1953
Kaiser Permanente Federal Credit Union (KPFCU) is founded

2007
On June 26, 2007 K-Fed On June 26, 2007 K-Fed Bancorp (MHC) is added Bancorp
(MHC) is added to the Russell 3000 Index to the Russell 3000 Index

1999
KPFCU converts to KPFCU converts to a mutual savings a mutual savings association association

2004
On March 30, 2004, K-Fed Bancorp On March 30, 2004, K-Fed Bancorp completes a minority stock offering in completes a minority stock offering in which it sold
5,686,750 shares, or which it sold 5,686,750 shares, or 39.09% of its outstanding common stock 39.09% of its outstanding common stock

On September 24, 2004, K-Fed Bancorp On September 24, 2004, K-Fed Bancorp
acquires United PanAm Financial Corp. acquires United PanAm Financial Corp.
branch in Panorama City, CA branch in Panorama City, CA

2010
On September 29, 2010 K-On September 29, 2010 K-Fed Bancorp announces Fed
Bancorp announces conversion offering and plans conversion offering and plans to offer between 6,375,000 to offer between 6,375,000 and 9,918,750 common and
9,918,750 common shares in connection with a shares in connection with a second-stage conversion of second-stage conversion of K-Fed MHC

                                                                               6

A STRONG BRANCH FRANCHISE


KFED Branches (9)
KFED ATMs (57)
San Jose
Fresno
Salinas
Bakersfield
Lancaster
Palmdale
Santa Clarita
Los Angeles
Long Beach
Oceanside
Escondido
San Diego
U N I T E D S T A T E S
C A L I F O R N I A
Las Vegas
Barstow
Victorville
Hesperia
Hemet
Oxnard
Santa Barbara
Lompoc
Santa Maria
San Luis Obispo
Atascadero
Paso Robles
Ridgecrest
El Cajon
Tecate

Main Office:
1359 North Grand Avenue
Covina, CA 91724

- We currently have 57 ATMs:
  - Approximately 80% of our ATMs are located at Kaiser Permanente Medical Centers

	Branch Address	City	2010 Deposits ($000)	2009-2010 Growth Rate(%)
1	8501 Van Nuys Blvd	Panorama City	136,141	14.81
2	1359 N Grand Ave	Covina	87,355	17.42
3	1110 N Virgil Ave	Los Angeles	85,895	1.89
4	3375 Scott Blvd #312	Santa Clara	70,639	8.06
5	252 S Lake Ave	Pasadena	64,216	13.16
6	10105 Rosecrans Ave	Bellflower	61,414	12.65
7	9714 Sierra Ave Ste 101	Fontana	47,606	7.04
8	11810 Pierce St Ste 150	Riverside	41,107	14.02
9	26640 Western Ave Ste N	Harbor City	36,321	14.50

Data as of June 30, 2010.

KAISER FEDERAL BANK 7

 EXPERIENCED MANAGEMENT TEAM

o     Kay M. Hoveland, President & Chief Executive Officer

      o     Has served as President and Chief Executive Officer of Kaiser
            Federal Bank, including service with Kaiser Permanente Federal
            Credit Union, since 1987. Ms. Hoveland has served as President and
            Chief Executive Officer of K-Fed Bancorp since its formation in July
            2003.

o     Dustin Luton, Chief Financial Officer

      o     Has served as the Chief Financial Officer for Kaiser Federal Bank
            from November 2006 until his appointment as the Chief Operating
            Officer in July 2009. He has served as the Chief Financial Officer of K-Fed Bancorp since November 2006. Previously, he was the Partner in Charge of the Southern California office of the National Credit
            Union Division of the accounting firm, McGladrey & Pullen, LLP.
            He was employed by McGladrey & Pullen, LLP since 2000 and was responsible for supervising the professional staff and professional services provided to clients in the Southern California region.

o     Jean M. Carandang, Chief Financial Officer of Kaiser Federal Bank

      o     Was appointed Chief Financial Officer of Kaiser Federal Bank in July
            2009. Ms. Carandang served as VP of Finance since December 2008 and was formerly Senior Vice President, Controller of PFF Bank &
            Trust, from 2005 until 2008 and also served as Corporate Controller and Risk Officer at Quaker City Bank from 1993 until 2005.

Kay M. Hoveland, Chief Executive Officer of Kaiser Federal Bank (on the left)

                                                                               8

 EXPERIENCED MANAGEMENT TEAM

(from left to right, top to bottom): Nancy J. Huber, Jean M. Carandang, Kay M.
Hoveland, Dustin Luton, Jeanne R. Thompson

o     Nancy J. Huber, Chief Credit Officer

      o     Has served as Chief Credit Officer of Kaiser Federal Bank since 1999 and Community Reinvestment Act Officer since 2002. From 1995 until
            1999, she served as vice president of credit.

o     Jeanne R. Thompson, Chief Administrative Officer

      o     Has served as Chief Operating Officer of Kaiser Federal Bank from
            2001 until her appointment as Chief Administrative Officer in July
            2009. She served as senior vice president for branch operations of
            Indy Mac Bank from 2000 to 2001 upon the acquisition of First
            Federal Savings and Loan Association of San Gabriel Valley, where she served from 1985 to 2000.

                                                                               9

 KFED OPERATES IN A NICHE MARKET

o     We have been an attractive choice to local depositors, specifically employees of Kaiser Permanente Medical Care Program

      o     Approximately 55,000 Kaiser Permanente employees are located in
            Southern California

o     The Kaiser Permanente Medical Care Program employs a large percentage of our account holders

      o     At June 30, 2010, approximately 27% of the Bank’s deposits were from current Kaiser Permanente employees

o     Our three branch offices and six financial service centers are located in close proximity to the Kaiser Permanente Medical Centers

      o     We have 48 ATMs strategically located in Kaiser Permanente medical office buildings

      o     Such a strong relationship with Kaiser Permanente employees produces a steady stream of new accounts and deposits

            o     Ex: Bi-weekly Kaiser Permanente employee direct deposits

      o     The Bank is represented at employee orientations

      o     Kaiser Permanente provides the Bank with access for other business development opportunities

o     We intend to expand our deposit base by building upon our niche of Kaiser
      Permanente employees and our existing market locations

                                                                              10

 BUSINESS STRATEGY AND OFFERING RATIONALE

o     Our goal is to promote the financial well being of our customers and the communities we serve by:

      o     Maintaining cost efficiencies and reducing our non-performing assets

      o     De Novo branch expansion or by acquiring branches along with
            FDIC-assisted acquisitions of whole banks

      o     Capitalizing on current and new customer relationships

o Reasons to convert:

      o     Support internal growth

      o     Increase loan portfolio

      o     Improve liquidity of our shares of common stock

      o     Finance the acquisition of financial institutions, including
            FDIC-assisted transactions and branch expansion

      o     Eliminate uncertainties associated with financial regulatory reforms

o     With the proceeds, we intend to invest a substantial portion of the net proceeds in short-term investments, investment-grade debt obligations and mortgage-backed securities and/or:

o     Fund a loan to the employee stock ownership plan

o     Lending

o     Finance the acquisition of financial institutions

o     Pay cash dividends to stockholders

o     Repurchase shares of our common stock(1)

o     Repay $20 million of FHLB borrowings that mature on November 29, 2010

o     Other general purposes

(1) Under current OTS regulations, we may not repurchase shares of our common stock during the first year following the completion of the conversion, except when extraordinary circumstances exist and with prior regulatory approval.

                                                                              11

STRONG, DIVERSIFIED LOAN GROWTH

- Since June 2006, we have diversified our loan portfolio by focusing our efforts on originating multi-family residential loans, primarily in Los Angeles County, instead of one-to-four family real estate loans

Loan Mix as of June 30, 2006:



CRE
9.2%
Home Equity
0.3%
Consumer
7.9%
Multifamily
14.0%
1-4 Family
68.6%

Total Loans: $636,822
Yield on Loans: 5.37%

Loan Mix as of June 30, 2010:



CRE
14.7%
Home Equity
0.1%
Consumer
5.5%
1-4 Family
43.6%
Multifamily
36.1%

Total Loans: $770,746
Yield on Loans: 5.84%

Real Estate Loans by County*:

County	One-to-four family Non-Accrual	One-to-four family Total ($)	Multi-family residential Non-Accrual	Multi-family residential Total ($)	Commercial Non-Accrual	Commercial Total ($)	Total Non-Accrual	Total Total ($)
Los Angeles	$ 8,081	$ 127,625	$ -	$ 208,616	$ -	$ 65,614	$ 8,081	$ 401,855
Orange	2,870	55,968	-	24,027	-	28,464	2,870	108,459
San Diego	2,942	31,318	-	15,878	2,665	2,665	5,607	49,861
Riverside	3,239	14,912	231	6,850	-	9,376	3,470	31,138
San Bernardino	2,634	13,584	2,705	14,033	-	4,181	5,339	31,798
Santa Clara	1,005	25,634	-	577	-	-	1,005	26,211
Alameda	985	12,699	-	65	-	465	985	13,229
Other	2,998	53,891	1,029	8,351	-	2,693	4,027	64,935
Total	$ 24,754	$ 335,631	$ 3,965	$ 278,397	$ 2,665	$ 113,458	$ 31,384	$ 727,486

Non-Accruals: 4.31%

Note: Dollar values in thousands. *Data as of June 30, 2010.

KAISER FEDERAL BANK 12

 ASSET QUALITY

Servicing of Loan Portfolio by Third Parties:

o     At June 30, 2010, 78.7% of our non-accrual real estate loans were one-to-four family residential loans

o     At June 30, 2010, 62.2% of our one-to-four family residential loans were serviced by third parties

      o     7.7% of these serviced loans were non-performing

o     Due to a higher level of non-performing loans related to our third party servicers, we have hired additional experienced workout staff to monitor the collection activity of the servicers

      o     We are trying to reclaim these servicing rights and are pursuing legal action against loan servicers who we believe are not performing their servicing obligations

Composition of One-to-Four Family By Servicer:

                                                                        Percent of Non-
                                                            Non-         performing to
Composition                    Amount       Percent      performing          Loans
Purchased and serviced
by others                     $208,800      62.21%        $16,048            7.69%
Purchased and servicing
transferred to KFED            30,747        9.16          4,578             14.89
Originated and serviced
by KFED                        96,084        28.63         4,128              4.30
Total                         $335,631      100.00%       $24,754            7.38%

Non-Performing Assets / Total Assets:

                               NPAs / Assets (%)
4.0
3.5
3.0
2.5
2.0
1.5
1.0
0.5
0.0   0.7       0.9       1.3     1.7      2.6      2.6      2.8       3.3      3.8
      0.4       0.5       0.7     0.8      1.1      1.5      2.6       3.0      2.5
     Jun-08    Sep-08   Dec-08   Mar-09  Jun-09    Sep-09   Dec-09   Mar-10    Jun-10
                  KFED                             Peer Group Median

KFED 9/30/10 = 3.2%

Note: Dollar values in thousands.

                                                                              13

 ASSET QUALITY

o     Over the years, we have built up our reserve while our net charge-offs have consistently remained below peer levels

o     We have the capacity to endure significant charge-off activity while still remaining well-reserved

Loan Loss Reserves / Gross Loans vs Peers:

                              Reserves / Loans (%)
 2.0
 1.5
 1.0
 0.5     0.9      1.0      1.2       1.1       1.4      1.4       1.5      1.7      1.7
 0.0     0.4      0.4      0.5       0.6       0.6      0.7       1.4      1.5      1.6
        Jun-08   Sep-08   Dec-08   Mar-09    Jun-09   Sep-09    Dec-09   Mar-10    Jun-10

                   KFED                                 Peer Group Median

KFED 9/30/10 = 1.7%

Net Charge-Offs vs Peers:

                            NCOs / Avg Loans (%)

1.0
0.8
0.6
0.4
0.2    0.1      0.3       0.3         0.4      0.4     0.7       0.9       0.7      0.4
0.0    0.1      0.2       0.2         0.2      0.2     0.1       0.1       0.1      0.3
      Jun-08   Sep-08    Dec-08     Mar-09   Jun-09   Sep-09    Dec-09   Mar-10    Jun-10
                   KFED                                  Peer Group Median

KFED 9/30/10 = 0.7%

                                                                              14

 KFED IS A SOLID PERFORMER

Efficiency Ratio (Cost Control) vs Peers:

                              Efficiency Ratio (%)
75
70
65
60
55
50
45   63.6     60.3     62.2     63.3      68.6     70.5     66.3     69.8      69.0
40   62.1     58.1     61.1     61.4      58.7     57.6     54.1     52.8      50.5
    Jun-08   Sep-08   Dec-08   Mar-09    Jun-09   Sep-09   Dec-09   Mar-10    Jun-10
                 KFED                                   Peer Group Median

KFED 9/30/10 = 57.1%

Net Interest Margin vs Peers:

 Net Interest Margin (%)
3.6
3.4
3.2
3.0
2.8
2.6
2.2    2.9       3.0      3.0     3.0      3.2      3.4       3.4      3.3     3.3
2.0    2.5       2.6      2.6     2.8      2.9      2.9       3.2      3.2     3.3
      Jun-08   Sep-08   Dec-08   Mar-09   Jun-09   Sep-09   Dec-09   Mar-10    Jun-
                 KFED                                   Peer Group Median

KFED 9/30/10 = 3.4%

Pre-Tax Pre-Provision / Average Assets vs Peers:

                                         PTPP / AA (%)
2.1
1.8
1.5
1.2
0.9
0.6
0.3   1.2       1.2      1.1      1.2     1.1       1.4      1.7      1.7      1.8
0.0   1.0       0.5      1.1      1.0     0.7       0.6      0.9      0.7      0.8
     Jun-08   Sep-08   Dec-08   Mar-09   Jun-09   Sep-09   Dec-09   Mar-10   Jun-10
                KFED                                      Peer Group Median

KFED 9/30/10 = 1.6%

Noninterest Income / Average Assets vs Peers:

                                    NII: Fee Income / AA (%)
0.70
0.65
0.60
0.55
0.50
0.45
0.40
0.35
0.30
0.25   0.53     0.57     0.56     0.52     0.54     0.53     0.55     0.50     0.54
0.20   0.52     0.53     0.50     0.48     0.51     0.52     0.54     0.46     0.54
      Jun-08   Sep-08   Dec-08   Mar-09   Jun-09   Sep-09   Dec-09   Mar-10   Jun-10
               KFED                                       Peer Group Median

KFED 9/30/10 = 0.50%

                                                                              15

 STRONG PERFORMER THROUGH THE RECESSION

o     We are a much stronger institution today, with a continued focus on reducing cost and emphasis on multi-family originations

Net Interest Margin vs Peers:

Net Interest Margin (%)

3.4%
3.2%
3.0%
2.8%
2.6%
2.4%
2.2%
2.0%

2.67%  2.65%  2.91%  3.09%  3.32%
2.66%  2.43%  2.45%  2.71%  3.18%

2006   2007   2008   2009   2010

For the year ended June 30,

KFED Peer Group Median

Pre-Tax Pre-Provision / Average Assets vs Peers:

PTPP / ROAA (%)

1.8%
1.6%
1.4%
1.2%
1.0%
0.8%
0.6%
0.4%

1.15% 1.00% 0.97%  1.17%  1.64%
0.92% 0.78% 0.84%  0.55%  0.57%

2006  2007  2008   2009   2010

For the year ended June 30,

                KFED          Peer Group Median

                                                                              16

 BUILDING STOCKHOLDER VALUE

o     Our business strategy in a difficult economic and operating environment has retained shareholder value

o     We have maintained a strong history of paying quarterly dividends to our public shareholders

      o     We have continued to sustain a quarterly dividend

      o     Being well capitalized after a second-step conversion offering allows us to continue to pay a dividend unlike some of our peers

o     Since March 31, 2004, we have repurchased 1,438,240 shares for an aggregate amount of $18.3 million

o     We currently pay an annual dividend of $0.44 per share and our current dividend yield and dividend payout ratio are 5.75% and 52.22%, respectfully(1)

(1) Pricing as of November 2, 2010. Note: KFED’s dividend payout ratio is based off of core earnings for the last twelve months and is calculated using actual dividends paid out, excluding those waived by K-Fed Bancorp’s mutual holding company parent, K-Fed Mutual Holding Company, divided by net income.

                                                                              17

 DEPOSITS VS BORROWINGS

o     Since June 30, 2009, total deposits increased 13.0% to $640.0 million

      o     Advances from the FHLB of San Francisco decreased 33.8% to $137.0 million

o     Overall, we have strengthened our balance sheet by substantially reducing our borrowings while increasing our deposit base

Total Deposits vs Total Borrowings:

$700,000
$600,000
$500,000
$400,000
$300,000
$200,000
$100,000
$0

  $495,058   $509,174  $507,977  $554,250  $566,193   $598,116   $624,199 $648,738   $630,694  $639,984
  $260,019   $250,015  $232,011  $232,008  $232,004   $172,000   $157,000 $147,000   $137,000  $137,000
  Jun-08     Sep-08    Dec-08    Mar-09    Jun-09     Sep-09     Dec-09   Mar-10     Jun-10    Sep-10

  Total Deposits ($000)         Total Borrow ings ($000)

Note: Dollar values in thousands.                                             18

 DEPOSIT MIX

o     Since June 30, 2009, the growth of our deposits comprised of increases of
      $47.4 million in certificates of deposit, $5.2 million in checking and savings accounts, and $11.9 million in money market accounts

o     As of June 30, 2010, we had a total of 40,617 depositors and our cost of deposits was 1.80%

                        Deposit Mix as of June 30, 2010:

Transaction Accounts             8.4%

MMDAs                           19.1%

Time                            51.6%

Passbook Accounts               20.9%

                             Cost of Deposits: 1.80%

                                                                              19

 TOTAL ASSETS

o     In the midst of a difficult operating environment, we are aware of the importance of a disciplined growth strategy

                                          CA GR = 4.7%
$1,000,000
$  900,000
$  800,000
$  700,000
$  600,000
$  500,000
$  400,000
$  300,000
$  200,000
$  100,000
$        -
               $739,114    $799,870    $849,291   $895,097  $866,802
                 2006        2007         2008      2009      2010

                           At the year ended June 30,

Note: Dollar values in thousands.                                             20

 CAPITAL RATIOS

o     Following the offering, we will continue to be well capitalized. At June
      30, 2010, our core capital ratio was 9.4% of total adjusted tangible assets, which exceeded the required ratio of 5.0%

o     Similarly, our Tier 1 Capital to Risk-Weighted Assets and Total Capital to
      Risk-Weighted Assets were 13.5% and 14.7%, respectively, which both exceeded the minimum required amount of 6.0% and 10.0%, respectively

20.0%
18.0%
16.0%

14.0%
12.0%

10.0%
8.0%

6.0%
4.0%
2.0%
0.0%            9.4%  12.2% 5.0%     13.5% 17.6% 6.0%     14.7%  18.8%  10.0%
                 Tier 1 Leverage     Tier 1 Risk-based     Total Risk-based

Kaiser Federal Bank        Pro Forma (at midpoint)            Requirement

                                At June 30, 2010

                                                                              21

 FUTURE OPPORTUNITIES THROUGH ACQUISITION

o     Our management team has proven to be effective in its ability to assimilate an acquired branch’s operations

      o     In 2004, we acquired $60 million in deposits from United PanAm
            Financial Corporation

o     As a fully converted stock holding company, we will have greater flexibility in structuring future mergers and acquisitions

      o     The new stock holding company structure will enable us to offer stock or cash for consideration without restriction and therefore will enhance our ability to compete with other bidders when acquisition opportunities arise

o     Through the retention of the offerings proceeds, we will consider expanding our market presence through traditional M&A and FDIC-assisted acquisitions, primarily in Southern California

o     We will focus on the following attributes of potential acquisition targets:

      o     Franchise fit, attractive market demographics

            o     Acquiring branches in close proximity to Kaiser Permanente
                  Medical Centers in Southern California and surrounding
                  communities

      o     Platform that provides opportunity for sustained growth

      o     Potential for operating cost synergies

      o     Established management team with knowledge of local market

      o     Balance sheet makeup: low cost of funds, diversified loan portfolio, manageable asset quality

      o     Social and cultural fit

                                                                              22

 STRATEGIC GROWTH OPPORTUNITIES

o     With the proceeds from the offering, we will have flexibility in our growth strategy

      o     We will consider de novo branching, branch acquisitions, traditional
            M&A, FDIC-assisted transactions, and credit unions in our targeted market area

o     The following is a composite of banks and thrifts with less than $500 million in assets located in the counties of Los Angeles and Orange
                       Total Assets ($mm)
                       # of Institutions
60
50
40
30
20
10
0
        16        25            24         10
      < 100    100 - 200    200 - 350   350 - 500

                       Total Assets ($mm)

                       Texas Ratio (%)
                       # of Institutions
60
50
40
30
20
10
0
        40       20        11        4
       < 25   25 - 50   50 - 100   100 +

                       Texas Ratio (%)

KFED Branches

KFED Acquisition of United PanAm Financial Corp. branch in 2004

                       TCE / TA (%)
                       # of Institutions
60
50
40
30
20
10
0
         5      7         8         55
       < 6    6 - 8     8 - 10     10 +

                       TCE / TA (%)

          PTPP / Average Assets (%)
              # of Institutions
60
50
40
30
20
10
0
        27      7          17          24
       < 0    0 -.50   .50 - 1.00    1.00 +

                       PTPP / AA (%)

Note: Analysis includes all 75 public and private banks and thrifts with assets less than $500 million in the counties of Los Angeles and Orange. Map only highlights branches within a targeted area of California. Data as of June 30,
2010. PTPP / Average Assets is as of the most recent quarter and annualized.

                                                                              23

 WHY INVEST IN
                         KAISER FEDERAL FINANCIAL GROUP

o     Experienced management team

o     Strong asset quality

o     Historically consistent capital management strategies

o     Sustained performance even in a tough economic environment

o     KFFG operates in a niche market

o     Strong franchise in an attractive market area

o     Has solid potential for growth

o     Capital raised will position KFFG to finance the acquisition of financial institutions

o     Favorable valuation

                                                                              24

VALUATION VERSUS APPRAISAL PEERS

                          Price / Tangible Book Value:

                                                                  Appraisal Peer
                                                                     Group(1):
                                                                       88.9%

Price / Tangible Book (%)

100.0
95.0
90.0                                                            KFFG Maximum: 79.2%
85.0
80.0                                                            KFFG Midpoint: 73.2%
75.0
70.0                                                            KFFG Minimum: 66.3%
65.0
60.0
      88.22      97.56     79.58     72.75     76.11     82.65     82.23   79.82     81.25
      Jun-08     Sep-08    Dec-08    Mar-09    Jun-09    Sep-09    Dec-09  Mar-10    Jun-10

                                Peer Group Median

(1) Data for the quarter ended June 30, 2010; pricing for the appraisal peer group is as of November 2, 2010 and at the median. Note: KFFG’s P/TBV is from an independent appraisal report at the minimum, midpoint, and maximum point in the offering range.

                  25

 THANK YOU VERY MUCH FOR
                                 YOUR TIME TODAY

                           WE LOOK FORWARD TO VISITING
                           WITH YOU AND ANSWERING ANY
                            QUESTIONS YOU MIGHT HAVE

 APPENDIX

  27

RESILIENT STOCK PRICE PERFORMANCE IN A
                         DIFFICULT ECONOMIC ENVIRONMENT

                       Stock Price Performance (2 Years):

                     Price Change           Volume

 Nov-08                 -40.0%               600,000
 Dec-08                 -20.0%               500,000
 Jan-09                   0.0%                 400,000
 Feb-09                  20.0%               300,000
 Mar-09                  40.0%              200,000
 Apr-09                 -60.0%              100,000
 May-09                 -80.0%                     0
 Jun-09
 Jul-09
 Aug-09
 Sep-09
 Oct-09
 Nov-09
 Dec-09
 Jan-10
 Feb-10
 Mar-10
 Apr-10
 May-10
 Jun-10
 Jul-10
 Aug-10
 Sep-10
 Oct-10

KFED (-6.4%)   KBW Bank (-23.4%)     SNL Thrift (-24.3%)       KFED Volume

Note: Pricing as of November 2, 2010.

                            28

APPENDIX – APPRAISAL PEER COMPARISON(1)

General Information:			Profitability:				Capital and Balance Sheet:			Asset Quality:			Market Information:			Dividends:		
Institution	Ticker	Assets ($mm)	Core ROA (2) (%)	Core ROE (2) (%)	NIM (%)	Eff. Ratio (%)	Tang. Equity / Assets (%)	TCE / TA (%)	Loans / Deposits (%)	LLR / Loans (%)	NPAs / Assets (%)	NCO / Avg. Loans (%)	Market Cap ($mm)	11/2/2010 Stock Price ($)	Price / Tang. Book (X)	MRQ Div. Paid ($)	Div. Yield (%)	LTM Div. Payout (%)
K-Fed Bancorp (MHC)	KFED	867	0.93	8.68	3.32	50.52	10.51	10.51	122.29	1.73	4.13	0.31	101.7	7.65	0.68	0.11	5.75	52.22
Peer Group:																		
Parkvale Financial Corporation	PVSA	1,842	0.29	4.06	2.19	60.92	4.99	3.23	70.67	1.83	1.93	0.40	44.0	7.95	0.75	0.02	1.01	NM
BankFinancial Corporation	BFIN	1,566	(0.01)	(0.07)	3.52	78.81	15.16	15.16	91.21	1.66	4.29	0.42	198.0	9.40	0.85	0.07	2.98	NM
United Financial Bancorp, Inc.	UBNK	1,545	0.80	5.47	3.69	67.29	13.98	13.98	99.06	0.89	1.20	0.12	227.9	13.93	1.06	0.08	2.30	51.79
Pulaski Financial Corp.	PULB	1,388	0.94	11.07	3.65	43.88	7.95	5.71	109.55	2.14	4.78	1.36	73.6	7.14	0.93	0.10	5.32	316.67
Bofl Holding, Inc.	BOFI	1,421	1.24	14.00	3.63	37.31	9.13	8.78	81.21	0.75	1.10	0.34	134.8	13.24	1.08	0.00	0.00	0.00
Abington Bancorp, Inc.	ABBC	1,268	0.62	3.68	2.87	70.79	16.76	16.76	84.19	0.96	2.77	1.18	225.1	11.06	1.06	0.05	1.81	105.26
First PacTrust Bancorp, Inc.	FPTB	881	(1.07)	(9.78)	3.33	47.19	10.94	8.77	106.31	2.44	7.02	1.12	47.8	11.26	0.62	0.05	1.78	NM
Home Federal Bancorp, Inc.	HOME	869	(0.90)	(3.76)	2.85	98.23	23.68	23.68	83.02	3.74	3.23	3.05	202.9	12.16	0.99	0.06	1.81	56.41
Fidelity Bancorp, Inc.	FSBI	708	0.31	4.52	2.36	75.88	6.47	5.51	87.36	1.46	2.18	0.32	17.2	5.65	0.44	0.02	1.42	NM
Hampden Bancorp, Inc.	HBNK	584	0.43	2.64	3.36	77.25	16.23	16.23	99.95	1.50	1.96	0.01	71.5	10.05	0.75	0.03	1.19	NM
Average:		1,207	0.27	3.18	3.15	65.76	12.53	11.78	91.25	1.74	3.05	0.83	124.3	10.18	0.85	0.05	1.96	106.03
Median:		1,328	0.37	3.87	3.35	69.04	12.46	11.38	89.28	1.58	2.48	0.41	104.2	10.56	0.89	0.05	1.79	56.41

Note: Data for the quarter ended June 30, 2010. Note: Pricing data as of November 2, 2010. KFED pricing is on a fully converted basis. (1) Peer group companies selected by independent appraisal firm. (2) Core income excludes extraordinary items, non-recurring items and gains/losses on sale of securities.

KAISER FEDERAL BANK 29